FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2013

FRESNO, CALIFORNIA…July 17, 2013… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $3,070,000, and diluted earnings per common share of $0.30 for the six months ended June 30, 2013, compared to $3,422,000 and $0.34 per diluted common share for the six months ended June 30, 2012. Net income decreased 10.29%, primarily driven by a decrease in net interest income in 2013 compared to 2012 and increases in non-interest expense offset by increases in non-interest income and lower provision for credit losses. Non-performing assets increased $572,000 or 5.90% to $10,267,000 at June 30, 2013, compared to $9,695,000 at December 31, 2012. The Company had no OREO as of June 30, 2013 or December 31, 2012. During the six months ended June 30, 2013, the Company’s shareholders’ equity decreased $6,123,000, or 5.20%. The reduction in shareholders’ equity was driven by a decrease in accumulated other comprehensive income (AOCI), partially offset by a net increase in retained earnings. The decrease in AOCI was primarily due to increase in longer term interest rates, which resulted in a decrease in the market value of the Company’s available-for-sale investment securities. The Company also declared and paid $956,000 in cash dividends to holders of common stock during the first six months of 2013 ($0.10 per share).
On July 1, 2013, the Company announced the completion of the acquisition of Visalia Community Bank (VCB), a company that had, as of March 31, 2013, assets of approximately $203 million . With the VCB

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acquisition, the Company added four branches in Tulare County. The Company’s results of operations for the six months ended June 30, 2013 and its balance sheet as of the same date do not reflect the VCB acquisition.
During the first two quarters of 2013, the Company’s total assets decreased 2.12%, total liabilities decreased 1.65%, and shareholders’ equity decreased 5.20% compared to December 31, 2012. Annualized return on average equity (ROE) for the six months ended June 30, 2013 was 5.27%, compared to 6.12% for the six months ended June 30, 2012. ROE decreased primarily due to a decrease in net income and an increase in average equity. Despite the decrease in AOCI at June 30, 2013 noted above, average equity for the first half of 2013 increased to $116,565,000 compared to $111,769,000 for the same period in 2012. Annualized return on average assets (ROA) was 0.70% and 0.82% for the six months ended June 30, 2013 and 2012, respectively. The decrease in ROA is primarily due to a decrease in net income.

During the six months ended June 30, 2013, the Company did not record a provision for credit losses, compared to $500,000 for the six months ended June 30, 2012. During the six months ended June 30, 2013, the Company recorded $532,000 in net loan charge-offs, compared to $1,756,000 for the six months ended June 30, 2012. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.27% for the six months ended June 30, 2013, compared to 0.85% for the same period in 2012. The loans charged off during the first two quarters of 2013 were previously classified and sufficient funds were held in the allowance for credit losses as of December 31, 2012.
At June 30, 2013, the allowance for credit losses stood at $9,601,000, compared to $10,133,000 at December 31, 2012, a net decrease of $532,000. The allowance for credit losses as a percentage of total loans was 2.37% at June 30, 2013, and 2.56% at December 31, 2012. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at June 30, 2013.
Total non-performing assets were $10,267,000, or 1.18% of total assets as of June 30, 2013 compared to $9,695,000 or 1.09% of total assets as of December 31, 2012. Total non-performing assets as of June 30, 2012 were $12,340,000 or 1.48% of total assets.

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The following provides a reconciliation of the change in non-accrual loans for 2013.

(Dollars in thousands)	Balances December 31, 2012	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2013
Non-accrual loans:
Real estate	$213	$157	$(18)	$—	$—	$—	$352
Equity loans and lines of credit	237	112	(4)	—	—	—	345
Restructured loans (non-accruing):
Commercial and industrial	—	2,084	(48)	—	—	(697)	1,339
Real estate	1,362	—	(40)	—	(920)	—	402
Real estate construction and land development	6,288	286	(284)	—	—	—	6,290
Equity loans and lines of credit	1,595	—	(56)	—	—	—	1,539
Total non-accrual	$9,695	$2,639	$(450)	$—	$(920)	$(697)	$10,267

The Company’s net interest margin (fully tax equivalent basis) was 3.85% for the six months ended June 30, 2013, compared to 4.35% for the six months ended June 30, 2012. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio and loan portfolio, partially offset by a decrease in the Company’s cost of funds. For the six months ended June 30, 2013, the effective yield on total earning assets decreased 62 basis points to 4.02% compared to 4.64% for the six months ended June 30, 2012, while the cost of total interest-bearing liabilities decreased 16 basis points to 0.26% compared to 0.42% for the six months ended June 30, 2012. The cost of total deposits decreased 10 basis points to 0.17% for the six months ended June 30, 2013, compared to 0.27% for the six months ended June 30, 2012. For the six months ended June 30, 2013, the amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased $57,632,000 or 16.76% compared to the six months ended June 30, 2012. The effective yield on average investment securities decreased to 2.47% for the six months ended June 30, 2013, compared to 3.02% for the six months ended June 30, 2012. The decrease in yield in the Company’s investment securities during 2013 resulted primarily from the purchase of lower yielding investment securities. Total average loans, which generally yield higher rates than investment securities, decreased $16,920,000, from $411,810,000 for the six months ended June 30, 2012 to $394,890,000 for the six months ended June 30, 2013. The effective yield on average loans decreased to 5.69%

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for the year ended June 30, 2013, compared to 6.09% for the year ended June 30, 2012. Net interest income before the provision for credit losses for the six months ended June 30, 2013 was $13,723,000, compared to $15,176,000 for the six months ended June 30, 2012, a decrease of $1,453,000 or 9.57%. Net interest income decreased as a result of these yield changes, asset mix changes explained above, and an increase in interest-bearing liabilities, partially offset by an increase in average earning assets.
Total average assets for the six months ended June 30, 2013 were $874,617,000 compared to $833,345,000, for the six months ended June 30, 2012, an increase of $41,272,000 or 4.95%. Total average loans decreased $16,920,000, or 4.11% for the six months ended June 30, 2013 compared to the six months ended June 30, 2012 Total average investments, including deposits in other banks and Federal funds sold, increased to $401,468,000 for the six months ended June 30, 2013, from $343,836,000 for the six months ended June 30, 2012, representing an increase of $57,632,000 or 16.76%. Total average deposits increased $35,727,000 or 5.09% to $738,286,000 for the six months ended June 30, 2013, compared to $702,559,000 for the six months ended June 30, 2012. Average interest-bearing deposits increased $13,398,000, or 2.69%, and average non-interest bearing demand deposits increased $22,329,000, or 10.96%, for the six months ended June 30, 2013, compared to the six months ended June 30, 2012. The Company’s ratio of average non-interest bearing deposits to total deposits was 30.61% for the six months ended June 30, 2013, compared to 28.99% for the six months ended June 30, 2012.
Non-interest income for the six months ended June 30, 2013 increased $925,000 to $4,054,000, compared to $3,129,000 for the six months ended June 30, 2012, driven primarily by an increase of $689,000 in net realized gains on sales and calls of investment securities, a $152,000 increase in loan placement fees, and a $6,000 increase in service charge income.
Non-interest expense for the six months ended June 30, 2013 increased $521,000, or 3.82%, to $14,157,000 compared to $13,636,000 for the six months ended June 30, 2012, primarily due to merger related expenses of $513,000, increases in occupancy and equipment expenses of $44,000, increases in legal fees of $20,000, increases audit and accounting fees of $18,000 and other non-interest expenses increases of $287,000, partially offset by decreases in salaries and employee benefits of $218,000, decreases in advertising fees of $58,000, and decreases in regulatory assessments of $28,000. During the first six months of 2013, other expense

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included a write-down of $102,000 on equipment owned from a matured lease. In addition, during the six months ended June 30, 2013, the Company recorded approximately $513,000 in merger-related expenses in connection with the VCB acquisition which are included in non-interest expense.
The Company recorded an income tax expense of $550,000 for the six months ended June 30, 2013, compared to $747,000 for the six months ended June 30, 2012. The effective tax rate for 2013 was 15.19% compared to 17.92% for the six months ended June 30, 2012. The decrease in the effective tax rate during 2013 was primarily due to an increase in interest income on non-taxable investment securities. The Company has also benefited from tax credits and deductions related to the California enterprise zone program; however, those benefits will be reduced beginning January 1, 2014 due to legislative changes affecting the program.

Quarter Ended June 30, 2013
For the quarter ended June 30, 2013, the Company reported unaudited consolidated net income of $1,287,000 and diluted earnings per common share of $0.12, compared to $1,709,000 and $0.17 per diluted share, for the same period in 2012. The decrease in net income during the second quarter of 2013 compared to the same period in 2012 is primarily due to decreases in net interest income and an increase in non-interest expense, partially offset by an increase in non-interest income.
Annualized return on average equity for the second quarter of 2013 was 4.45%, compared to 6.06% for the same period of 2012. This decrease is reflective of a decrease in net income and an increase in average shareholders’ equity. Annualized return on average assets was 0.59% for the second quarter of 2013 compared to 0.82% for the same period in 2012. This decrease is due to a decrease in net income and an increase in average assets.
In comparing the second quarter of 2013 to the second quarter of 2012, average total loans decreased $11,879,000, or 2.89%. During the second quarter of 2013, the Company recorded no provision for credit losses, compared to $100,000 for the same period in 2012. During the second quarter of 2013, the Company recorded $112,000 in net loan recoveries compared to $245,000 in net loan charge-offs for the same period in 2012. The net charge-off ratio, which reflects annualized net (recoveries) charge-offs to average loans, was (0.11)% for the quarter ended June 30, 2013 compared to 0.24% for the quarter ended June 30, 2012.

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The following provides a reconciliation of the change in non-accrual loans for the quarter ended June 30, 2013.

(Dollars in thousands)	Balances March 31, 2013	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2013
Non-accrual loans:
Real estate	$364	$—	$(12)	$—	$—	$—	$352
Equity loans and lines of credit	235	112	(2)	—	—	—	345
Consumer	—	—	—	—	—	—	—
Restructured loans (non-accruing):
Commercial and industrial	1,359	—	(20)	—	—	—	1,339
Real estate	1,334	—	(12)	—	(920)	—	402
Real estate construction and land development	6,151	286	(147)	—	—	—	6,290
Equity loans and lines of credit	1,572	—	(33)	—	—	—	1,539
Total non-accrual	$11,015	$398	$(226)	$—	$(920)	$—	$10,267
The Company had no OREO transactions recorded during the quarter ended June 30, 2013.
Average total deposits for the second quarter of 2013 increased $40,261,000 or 5.75% to $740,859,000 compared to $700,598,000 for the same period of 2012.
The Company’s net interest margin (fully tax equivalent basis) decreased 49 basis points to 3.84% for the quarter ended June 30, 2013, from 4.33% for the quarter ended June 30, 2012. Net interest income, before provision for credit losses, decreased $632,000 or 8.42% to $6,878,000 for the second quarter of 2013, compared to $7,510,000 for the same period in 2012. The decreases in net interest margin and in net interest income are primarily due to a decrease in the yield on interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 9 basis points to 0.17% compared to 0.26% in 2012.
Non-interest income increased $357,000 or 24.27% to $1,828,000 for the second quarter of 2013 compared to $1,471,000 for the same period in 2012. The second quarter of 2013 non-interest income included $320,000 in net realized gains on sales and calls of investment securities compared to $97,000 for the same period in 2012. Loan placement fees increased $115,000 during the second quarter of 2013, compared to the same period in 2012. Federal Home Loan Bank dividends were $29,000 higher in the second quarter of 2013, compared to the same period in 2012. Non-interest expense increased $506,000 or 7.53% for the same periods mainly due to merger-related expenses of $380,000, an increase in occupancy expense of $24,000, and increases

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in salaries and employee benefits of $17,000, partially offset by decreases in regulatory assessments, advertising expense, and other real estate owned expense.
“As of July 1, 2013 the acquisition of Visalia Community Bank, which added three full-service offices in Visalia and one in Exeter, was successfully completed. On July 29, 2013 the Visalia Community Bank name will change along with all signage to Central Valley Community Bank, in addition to the conversion of all operational systems. The Company’s third quarter 2013 results will include the financial impact of the blended institutions, which is slated to bolster assets beyond the $1 billion mark, representing a historic milestone for the Company. We believe this merger provides important geographic benefit to our 33-year-old institution by adding long-term value to the growth and profitability of our Company,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“The continued interest rate pressure and non-interest expense related to the acquisition of Visalia Community Bank is reflected in the decrease in earnings for the second quarter of 2013. Gross loans showed an increase over the previous quarter but still below the second quarter of 2012. While normal seasonal borrowing is strong from our agricultural customers, overall, there is continued reduction in the usage of lines of credit by our business customers. We believe this continuance is a result of economic uncertainty and competitive pricing and terms being offered in the marketplace. Likewise, the Company’s favorable mix of deposits has continued to allow a low cost of funds, but our net interest margin is under pressure due to the low interest rate environment and the increase in our securities portfolio due to soft loan demand,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now currently operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.

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Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus).
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share amounts)	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$16,492	$22,405
Interest-earning deposits in other banks	20,929	30,123
Federal funds sold	30	428
Total cash and cash equivalents	37,451	52,956
Available-for-sale investment securities (Amortized cost of $377,074 at June 30, 2013 and $381,074 at December 31, 2012)	374,840	393,965
Loans, less allowance for credit losses of $9,601 at June 30, 2013 and $10,133 at December 31, 2012	395,343	385,185
Bank premises and equipment, net	6,370	6,252
Bank owned life insurance	12,356	12,163
Federal Home Loan Bank stock	3,802	3,850
Goodwill	23,577	23,577
Core deposit intangibles	483	583
Accrued interest receivable and other assets	17,150	11,697
Total assets	$871,372	$890,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$222,181	$240,169
Interest bearing	516,216	511,263
Total deposits	738,397	751,432
Short-term borrowings	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	16,278	11,976
Total liabilities	759,830	772,563
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at June 30, 2013 and December 31, 2012	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,649,600 at June 30, 2013 and 9,558,746 at December 31, 2012	41,422	40,583
Retained earnings	64,435	62,496
Accumulated other comprehensive income (loss), net of tax	(1,315)	7,586
Total shareholders’ equity	111,542	117,665
Total liabilities and shareholders’ equity	$871,372	$890,228

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share and per share amounts)	2013	2012	2013	2012

INTEREST INCOME:
Interest and fees on loans	$5,435	$6,053	$10,846	$12,137
Interest on deposits in other banks	29	16	59	34
Interest on Federal funds sold	—	1	—	1
Interest and dividends on investment securities:
Taxable	352	880	753	1,953
Exempt from Federal income taxes	1,398	1,078	2,736	2,115
Total interest income	7,214	8,028	14,394	16,240
INTEREST EXPENSE:
Interest on deposits	312	455	605	936
Interest on junior subordinated deferrable interest debentures	24	26	49	55
Other	—	37	17	73
Total interest expense	336	518	671	1,064
Net interest income before provision for credit losses	6,878	7,510	13,723	15,176
PROVISION FOR CREDIT LOSSES	—	100	—	500
Net interest income after provision for credit losses	6,878	7,410	13,723	14,676
NON-INTEREST INCOME:
Service charges	673	676	1,371	1,365
Appreciation in cash surrender value of bank owned life insurance	97	96	193	190
Loan placement fees	214	99	379	227
Net gain on disposal of other real estate owned	—	14	—	12
Net realized gain on sale of assets	1	4	1	4
Net realized gains on sales and calls of investment securities	320	97	1,133	444
Federal Home Loan Bank dividends	32	3	54	7
Other income	491	482	923	880
Total non-interest income	1,828	1,471	4,054	3,129
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,974	3,957	7,868	8,086
Occupancy and equipment	901	877	1,802	1,758
Regulatory assessments	154	169	297	325
Data processing expense	289	283	592	577
Advertising	80	140	222	280
Audit and accounting fees	136	125	271	253
Legal fees	71	54	102	82
Merger expenses	380	—	513	—
Other real estate owned	—	9	—	72
Amortization of core deposit intangibles	50	50	100	100
Other expense	1,189	1,054	2,390	2,103
Total non-interest expenses	7,224	6,718	14,157	13,636
Income before provision for income taxes	1,482	2,163	3,620	4,169
PROVISION FOR INCOME TAXES	195	454	550	747
Net income	$1,287	$1,709	$3,070	$3,422
Net income	$1,287	$1,709	$3,070	$3,422
Preferred stock dividends and accretion	88	87	175	175
Net income available to common shareholders	$1,199	$1,622	$2,895	$3,247
Net income per common share:
Basic earnings per common share	$0.13	$0.17	$0.30	$0.34
Weighted average common shares used in basic computation	9,587,376	9,592,045	9,573,257	9,581,172
Diluted earnings per common share	$0.12	$0.17	$0.30	$0.34
Weighted average common shares used in diluted computation	9,644,938	9,618,976	9,629,771	9,604,056
Cash dividends per common share	$0.05	$—	$0.10	$—

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2013	2013	2012	2012	2012
(In thousands, except share and per share amounts)
Net interest income	$6,878	$6,845	$7,189	$7,572	$7,510
Provision for credit losses	—	—	200	—	100
Net interest income after provision for credit losses	6,878	6,845	6,989	7,572	7,410
Total non-interest income	1,828	2,226	1,829	2,284	1,471
Total non-interest expense	7,224	6,933	6,983	6,655	6,718
Provision for income taxes	195	355	193	745	454
Net income	$1,287	$1,783	$1,642	$2,456	$1,709
Net income available to common shareholders	$1,199	$1,696	$1,554	$2,369	$1,622
Basic earnings per common share	$0.13	$0.18	$0.16	$0.25	$0.17
Weighted average common shares used in basic computation	9,587,376	9,558,985	9,586,201	9,602,473	9,592,045
Diluted earnings per common share	$0.12	$0.18	$0.16	$0.25	$0.17
Weighted average common shares used in diluted computation	9,644,938	9,604,841	9,629,300	9,635,339	9,618,976

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CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30,
As of and for the three months ended	2013	2013	2012	2012	2012
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.37%	2.43%	2.56%	2.56%	2.45%
Nonperforming assets to total assets	1.18%	1.24%	1.09%	1.15%	1.48%
Total nonperforming assets	$10,267	$11,015	$9,695	$10,190	$12,340
Total nonaccrual loans	$10,267	$11,015	$9,695	$10,190	$10,242
Net loan (recoveries) charge-offs	$(112)	$644	$281	$(74)	$245
Net (recoveries) charge-offs to average loans (annualized)	(0.11)%	0.66%	0.29%	(0.07)%	0.24%
Book value per share	$10.83	$11.53	$11.58	$11.50	$11.08
Tangible book value per share	$8.34	$9.01	$9.05	$8.98	$8.55
Tangible common equity	$80,482	$86,105	$86,505	$86,276	$81,999
Interest and dividends on investment securities exempt from Federal income taxes	$1,398	$1,338	$1,275	$1,118	$1,078
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.84%	3.85%	3.95%	4.21%	4.33%
Return on average assets (2)	0.59%	0.82%	0.74%	1.14%	0.82%
Return on average equity (2)	4.45%	6.19%	5.56%	8.43%	6.06%
Loan to deposit ratio	54.84%	53.07%	52.61%	54.14%	58.96%
Tier 1 leverage - Bancorp	10.41%	10.83%	10.56%	10.78%	10.70%
Tier 1 leverage - Bank	10.24%	10.64%	10.22%	10.35%	10.60%
Tier 1 risk-based capital - Bancorp	17.35%	18.65%	18.24%	18.27%	17.29%
Tier 1 risk-based capital - Bank	17.06%	18.32%	17.67%	17.56%	17.14%
Total risk-based capital - Bancorp	18.61%	19.93%	19.53%	19.57%	18.58%
Total risk based capital - Bank	18.32%	19.61%	18.96%	18.86%	18.43%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2013	2012	2013	2012
Federal funds sold	$219	$541	$273	$535
Interest-bearing deposits in other banks	28,527	25,298	29,881	27,178
Investments	373,166	314,884	371,314	316,123
Loans (1)	388,431	400,703	384,277	400,918
Federal Home Loan Bank stock	3,826	3,576	3,838	3,235
Earning assets	794,169	745,002	789,583	747,989
Allowance for credit losses	(9,524)	(10,197)	(9,763)	(10,587)
Non-accrual loans	10,628	10,235	10,613	10,892
Other real estate owned	—	2,248	—	1,559
Other non-earning assets	83,493	83,853	84,184	83,492
Total assets	$878,766	$831,141	$874,617	$833,345

Interest bearing deposits	$514,702	$498,834	$512,302	$498,904
Other borrowings	5,226	9,155	6,143	9,158
Total interest-bearing liabilities	519,928	507,989	518,445	508,062
Non-interest bearing demand deposits	226,157	201,764	225,984	203,655
Non-interest bearing liabilities	17,008	8,525	13,623	9,859
Total liabilities	763,093	718,278	758,052	721,576
Total equity	115,673	112,863	116,565	111,769
Total liabilities and equity	$878,766	$831,141	$874,617	$833,345

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.25%
Interest-earning deposits in other banks	0.40%	0.25%	0.40%	0.25%
Investments	2.65%	3.19%	2.64%	3.26%
Loans	5.61%	6.06%	5.69%	6.09%
Earning assets	4.01%	4.61%	4.02%	4.64%
Interest-bearing deposits	0.24%	0.37%	0.24%	0.38%
Other borrowings	1.84%	2.76%	2.17%	2.81%
Total interest-bearing liabilities	0.26%	0.41%	0.26%	0.42%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.84%	4.33%	3.85%	4.35%

(1)	Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $720 and $555 for the three months ended June 30, 2013 and 2012, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,410 and $1,090 for the six months ended June 30, 2013 and 2012, respectively.